Exhibit 99.1

SIEBERT FINANCIAL CORP. ANNOUNCES DEATH OF MURIEL F. “MICKIE” SIEBERT, FOUNDER, CHAIRWOMAN AND CHIEF EXECUTIVE OFFICER
In 1967 She Became First Woman Member of New York Stock Exchange; In 1977 First Woman Superintendent of Banking for New York State

NEW YORK, August 26, 2013 -- Siebert Financial Corporation (Nasdaq: SIEB) and its wholly-owned subsidiary, Muriel Siebert & Co., Inc., are saddened to announce the death of Muriel F. “Mickie” Siebert, Founder, Chairwoman and Chief Executive Officer. Ms. Siebert, 84, died of complications from cancer at Memorial Sloan-Kettering in Manhattan on Saturday, August 24.   Joseph M. Ramos, the Company’s Chief Operating Officer, as principal executive officer, will continue performing a similar function to those performed by Ms. Siebert.

Best known as the first woman to own a seat on the New York Stock Exchange and the first to head one of its member firms, Ms. Siebert was also a pioneer in the discount brokerage field, transforming her firm into a discount brokerage in 1975 on the first day NYSE members were allowed to negotiate commissions.  In 1977, she put her firm in a blind trust to serve as New York State’s first woman Superintendent of Banking for five years.  A champion for the rights of women and individual investors and a strong voice for sound business practices in the financial service industry, Ms. Siebert was frequently quoted in the press, wrote opinion pieces for major media outlets and testified before Congress.  Through the Muriel F. Siebert Foundation, she developed the "Siebert Personal Finance Program: Taking Control of Your Financial Future,” a financial literacy program to teach basic financial skills to middle and high school students and adults.  As recently as 2010, she was named by U.S. Banker Magazine as one of the “25 Most Powerful Women in Finance.

“This is obviously a great loss not only for our company but for the financial industry in general, “said Mr. Ramos.  “Mickie was a pioneer and recognized as a leader throughout the industry and beyond.  She was respected as a strong voice of integrity, reason and sound business practices.   Although she is best known as the first woman to own a seat on the NYSE, she really became one of the great personalities on Wall Street of either sex.  Those of us who worked with her will miss her spirit, leadership and great commitment to her clients and the securities markets.  We will work to continue her legacy.”

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Siebert does not provide investment, tax or legal advice. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are “forward-looking statements” as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and other factors include, changes in general economic and market conditions, fluctuations in volume and prices of securities, changes and prospects for changes in interest rates and demand for brokerage and investment banking services, increases in competition within and without the discount brokerage business through broader service offerings or otherwise, competition from electronic discount brokerage firms offering greater discounts on commissions than Siebert, prevalence of a flat fee environment, decline in participation in equity or municipal finance underwriting, decreased ticket volume in the discount brokerage division, limited trading opportunities, increases in expenses, changes in net capital or other regulatory requirements. As a result of these and other factors, Siebert may experience material fluctuations in its operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in “forward-looking statements” are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Accordingly, investors are cautioned not to place undue reliance on any such “forward-looking statements,” and the Company disclaims any obligation to update the information contained herein or to publicly announce the result of any revisions to such “forward-looking statements” to reflect future events or developments. An investment in Siebert involves various risks, including those mentioned above and those, which are detailed from time to time in Siebert’s Securities and Exchange Commission filings. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC.

For more information, please contact:

Rubenstein Associates—Public Relations
Laura Hynes-Keller: W: 212-843-8095 M: 646-797-6992 E: lhynes@rubenstein.com
Marcia Horowitz: W: 212-843-8014 M: 917-922-0408 E: mhorowitz@rubenstein.com